UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2022

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 300 Miami, Florida	33136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc. and its subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of the Board of Directors

At a meeting held on September 23, 2022, the Company’s board of directors (the “Board”) expanded the number of directors of the Company to thirteen (13) and appointed the following individuals to fill existing and newly-created vacancies on the Board:

●	Matthew Sinnreich, our President and Acting Chief Executive Officer,
●	Dr. Bhupendra Kumar Modi
●	Gurvinder Pal Singh
●	Chuck Bretz
●	John Christie
●	Jerry Glauser
●	Leathem Stearn

Dr. Modi was also elected Chairman of the Board and Mr. Bretz Vice Chairman of the Board.

The following is a brief description of the background and business experience of our new non-executive directors:

Dr. Bhupendra Kumar Modi, 73, has nearly four decades of business experience and for over three decades has been the Group Chairman of Modi Holding – a diversified business conglomerate with business interests in mobility, finance, healthcare, education, entertainment, clean energy and life sciences. Headquartered in Singapore, Modi Holding has a global footprint with companies in India, Singapore and the U.S. Dr. Modi is well-known for bringing the latest technologies into India in partnerships with industry leaders like Xerox, Alcatel, Telstra, Olivetti, Axiata, Singapore Technologies Telemedia and Fountain Life, among others.

In the past few years, Dr. Modi has been focusing on his philosophy of living ‘Beyond 100’, where he is attempting to create an ecosystem that enables people to live Happy and Healthy beyond 100. His efforts in the healthcare industry have earned him the epithet of ‘Global Leader in Wellness’, by the American Academy of Anti-Aging Medicine. We believe that given his diverse and extensive business experience, Dr. Modi will be a significant addition to the Company as a member our Board and as Chairman.

Gurvinder Pal Singh, 61, has over 35 years of professional experience in business strategy, corporate finance and financial accounting covering varied areas such as mergers and acquisitions, statutory compliance, capital raising, budgeting and internal controls, audit, financial management, risk management, investor relations and tax planning. Since 1996, he has served as Chief Finance Officer of Modi Holdings, whose includes various companies in India, Singapore and the U.S., in the fields of mobile services, mobile devices, mobile retain, healthcare, new energy and wellness. Mr. Singh is a graduate of the University of New Delhi and a Chartered Accountant in India. Given his varied and extensive finance and business experience, we believe that he will be a valuable addition to Organicell as a member and Vice-Chairman of the Board.

Chuck Bretz, 64, began his legal career in 1982 as an Assistant State’s Attorney in Will County, Illinois and he successfully prosecuted his first murder case at the age of twenty-five. In 1986, Chuck joined the oldest law firm in Joliet, Illinois, Murphy, Timm, Lennon, Spesia, and Ayers as a litigation Associate. Subsequently, Chuck rejoined the State’s Attorney’s Office as the First Assistant and supervised approximately 40 other prosecuting attorneys. In 1999, Chuck formed the Law Offices of Chuck Bretz, P.C., which is now known as Chuck Bretz & Associates, P.C. Since that time, Chuck has built Chuck Bretz & Associates, P.C. into a dynamic law firm featuring distinguished and accomplished attorneys who concentrate their practice in advising various businesses pertaining to multiple commercial and real estate matters. Chuck is also currently actively involved in advising entrepreneurs across the country in structuring and negotiating business and real estate transactions.

In addition, Chuck is also an active participant in various entrepreneurial endeavors. Triumph Capital, LLC (“Triumph”) was formed in 2014 to be utilized as a Holding Company for the various business enterprises that Chuck is personally involved in. Triumph currently holds an equity position in a medical supply company, a CBD company and various software companies. Triumph also has provided funding and legal services for various opportunity zone and commercial real estate development projects.

John Chiste, 66, has served as the Chief Financial Officer of Encore Housing Opportunity Fund I, Fund II, Fund III and Rescore Property Corp., a group of private equity funds with assets under management in excess of $2.0 billion focused on acquiring opportunistic and distressed residential real estate primarily in Florida, Texas, Arizona and California, since 2010. Mr. Chiste currently serves as a Director of Solitron Devices, Inc which designs, develops, manufactures, and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets, since January 15, 2015. He is s Chairman of the Audit Committee and a member of the Nominating Committee. Mr. Chiste also serves on the Board of Paramount Marketing Consultants a privately held ESOP. Mr. Chiste was previously a director and Chairman of the Audit Committee of Forward Industries, Inc., a Nasdaq listed manufacturer and distributor of specialty and promotional products, primarily for handheld electronic devices, from February 2008 through January 2015. Mr. Chiste has also served since 2005 as Chief Financial Officer of the Falcone Group which owns a diversified real estate portfolio of companies. Mr. Chiste previously served as Chief Financial Officer of Bluegreen Corporation, a NYSE listed developer and operator of timeshare resorts, residential land and golf communities, from 1997 until 2005. He also served as Chief Financial Officer of Computer Integration Corp., a Nasdaq listed provider of information products and services, from 1992 until 1997. From 1983 until 1992, Mr. Chiste served as a Senior Manager with Ernst & Young LLP, a nationally recognized accounting firm. Mr. Chiste received a Bachelor of Business Administration in Accounting from Florida Atlantic University in Boca Raton. Mr. Chiste is a licensed Certified Public Accountant in the State of Florida.

S. Jerry Glauser, 75, has been married 53 years has two children and five grandchildren. Jerry has been in the automobile business for 50 years, starting in the family business in South New Jersey and then went on his own at 23 years old and moved to the west coast of Florida in 1973, where he bought his first dealership in Sarasota, Florida and went on to buy 11 more dealerships. In 2004, Jerry sold his dealerships in Sarasota and moved to Denver, Colorado, where he had a Mercedes Benz dealership, in Denver, CO which he sold in 2006. Jerry later acquired a Mercedes Benz dealership in Houston, Texas which was sold in 2014.

For the last 8 years, Jerry has invested in various biotech companies and real estate ventures. Jerry currently is on the board of National Jewish Health in Denver, Colorado. Jerry lives in Denver, CO, Aspen, CO, Scottdale, AZ and Florence, Italy.

Leathem Stearn, 74, has been an inventor, designer, entrepreneur since 1970 in various industries and with many companies.  Since 2008, Mr. Stearn has had various business projects including, entrepreneur consulting, residential home construction and investing. Since 1986, Mr. Stearn has been part of Scunci International, LLC. which he founded and managed, and developed the “Scrunchy” product and Scunci Brand for women hair accessories. He sold the company and is currently licensing the Scunci Trademark world-wide.  From 1992-1995, Mr. Stearn, co- founded, and was partner and CEO of Artnet, a company that became the leading art information company in the Art industry. Prior to 1992, Mr. Stearn was involved with in many other ventures and industries including; Showcase International, LLC (1989-1992) which Mr. Stearn founded and managed the company that developed the first entertainment industry multi-media portfolio database; Smith Stearn Yachts LLC (2004-2010) a company that developed a yacht sharing business which Mr. Stearn founded and managed; R A Stearn, Naval Architects & Marine Engineers (1985-1986). Mr. Stearn purchased and was CEO of the company that designed ships and lifting equipment until the company was sold; Stearn Sailing Systems (SSS) (1973-1983).  Mr. Stearn was founder and CEO of SSS, a company which developed and manufactured sailing products.  SSS captured the majority of the world market in its category until the company was sold; Hyde Products (1970-1972). Mr. Stearn patented the roller furling jib product which was the product focus of Hyde Products marine division which Stearn managed until divesture.

Mr. Stearn has been educated in many fields including Naval Architecture, Marine Engineering, Aeronautical Engineering, and Mechanical Engineering education.

Board Committees and Independence

At the September 23, 2022 meeting, the Board also established three standing committees, an audit committee, a compensation committee and a nominating and corporate governance committee. The members of the audit committee are Messrs. Singh, Chiste and Glauser, with Mr. Singh acting as Chairman, the members of the compensation committee are Dr. Modi, Mr. Bretz and Mr. Stearn, with Dr. Modi acting as Chairman and the members of the nominating and corporate governance committee are Messrs. Bretz, Chiste and Singh, with Mr. Bretz serving as Chairman. The Board has determined that each of our non-employee directors is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Stock Market.

In addition, we believe each of Messrs. Singh and Chiste qualifies an “audit committee financial expert” as the term is defined by the applicable rules and regulations of the SEC and the Nasdaq Stock Market listing standards, based on their respective business professional experience in the financial and accounting fields. At the time of the listing of our common stock for trading on the Nasdaq Stock Market, we are required to certify to the Nasdaq Stock Market, that our audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Compensation of Non-Employee Directors

Each of our non-employee directors will be party to a Director’s Service Agreement. Pursuant to that agreement, non-employee directors (other than Dr. Modi) will be compensated for their services by the annual issuance of warrants to acquire up to 1,000,000 shares of the Company’s common stock at an exercise price equal to fair market value of the common stock as of the date of grant (the “Director Warrants”). The Director Warrants shall be exercisable for a period of ten (10) years from the date of grant and shall vest in equal monthly installments of 83,333.33 shares, subject to continued service by the director as a member of the Board. The agreement will also provide for indemnification of directors to the fullest extent permitted by Nevada law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.15	Form of Director Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2022	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian Bothwell
Ian Bothwell Chief Financial Officer

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